Form 540 Prescribed by: Toll Free: 877.767.3453 | Central Ohio: 614.466.3910 OhioSoS.gov | business@OhioSoS.gov File online or for more information: OhioBusinessCentral.gov Certificate of Amendment (For-Profit, Domestic Corporation) Filing Fee: $50 Form Must Be Typed Check appropriate box: ✘ Amendment to existing Articles of Incorporation (125-AMDS) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto. Complete the following information: Name of Corporation AGILYSYS, INC. Charter Number 317430 Check one box below and provide information as required: The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received. The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles. The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) ✘ The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71. The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72. Form 540 Page 1 of 2 Last Revised: 06/2019

If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State: With the submission of this amendment, NEW total number of shares: A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Kyle C. Badger Must be signed by all Signature incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio By (if applicable) Revised Code section 1701.73(B) and (C). Kyle C. Badger If authorized representative Print Name is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box. Signature If authorized representative is a business entity, not an individual, then please print the business name in the By (if applicable) "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the Print Name "Print Name" box. Form 540 Page 2 of 2 Last Revised: 06/2019

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO AMENDED ARTICLES OF INCORPORATION OF AGILYSYS, INC. Kyle Badger, Secretary of Agilysys, Inc., an Ohio corporation (the “Corporation”), hereby certifies that the following amendment to the Amended Articles of Incorporation (the “Articles”) of the Corporation was approved and adopted at a meeting of the shareholders of the Corporation duly called and held on August 9, 2019, at which a quorum was present and acting throughout, by the affirmative vote of the holders of common shares entitled to exercise two- thirds of the voting power of the Corporation: The Articles are hereby amended by adding a new Article EIGHTH to read in full as follows: EIGHTH: In any election of nominees to the Board at an annual meeting of the shareholders, if the number of nominees for election to the Board is less than or equal to the number of directorships to be filled in such election (an “Uncontested Election”), then each individual nominated shall be elected to the Board if the votes cast “for” such nominee’s election exceeds the votes “against” such nominee’s election. If the number of nominees for election to the Board is greater than the number of directorships to be filled at the annual meeting of shareholders, then the nominees receiving the greatest number of votes cast “for” their election shall be elected to the available number of directorships. Neither abstentions nor “broker non- votes” shall count as votes “for” or “against” a nominee’s election.